Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
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FHC HOLDINGS CORPORATION, et al.,[1]	:	Case No. 20-13076 (BLS)
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Debtors.	:	Jointly Administered
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	:	Re: D.I. 988
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NOTICE OF (I) confirmation of DEBTORS’ FIRST AMENDED COMBINED
DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION and

(II) OCCURRENCE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE that on July 20, 2021, the Honorable Brendan L. Shannon, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order Confirming the Debtors’ First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation Plan [D.I. 988] (the “Confirmation Order”) in the Chapter 11 Cases. Pursuant to the Confirmation Order, the Bankruptcy Court confirmed the Debtors’ First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation (as modified by the Confirmation Order, the “Plan”),2 which was attached as Exhibit A to the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on July 30, 2021. Each of the conditions precedent to the Effective Date enumerated in Article XV.A of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, the release, injunction, and exculpation provisions in Article XIII of the Plan (as modified by the Confirmation Order) are now in full force and effect.

PLEASE TAKE FURTHER NOTICE that Professionals requesting compensation pursuant to sections 330, 331, 363, or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Effective Date must file with the Bankruptcy Court, and serve on all parties that requested notice in the Chapter 11 Cases, an application for the allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before September 28, 2021.

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are FHC Holdings Corporation (f/k/a Francesca’s Holdings Corporation) (4704), FHC LLC (f/k/a Francesca’s LLC) (2500), FHC Collections, Inc. (f/k/a Francesca’s Collections, Inc.) (4665), and FHC Services Corporation (f/k/a Francesca’s Services Corporation) (5988). The address of the legacy Debtors’ corporate headquarters is 8760 Clay Road, Houston, TX 77080. The address for correspondence related to the Debtors is c/o Saccullo Business Consulting, LLC, 27 Crimson King Drive, Bear, DE 19701.

2 Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Confirmation Order or Plan, as applicable.

PLEASE TAKE FURTHER NOTICE that all executory contracts and unexpired leases of the Debtors entered into prior to the Petition Date that (a) have not previously been assumed or rejected, (b) have not been assumed and assigned under the Sale, or (c) are not listed for assumption by the Debtors as of the Effective Date in the Plan Supplement, have been rejected pursuant to the Plan. If your contract or lease is rejected, you may have a Claim resulting from that rejection. The deadline to file a Proof of Claim for damages, if any, relating to the rejection of an executory contract or unexpired lease is August 30, 2021. Any counterparty to a rejected executory contract or unexpired lease shall be entitled to include any amounts owed by the Debtors under such rejected contract or lease in its rejection damages Proof of Claim, including any pre and postpetition arrearages. Any Claim arising from the rejection of an executory contract or unexpired lease for which a Proof of Claim is not filed by the deadline stated in this paragraph shall be forever barred from assertion against any of the Debtors, their Estates, the Plan Administrator, and the Debtors’ Assets, unless otherwise ordered by the Bankruptcy Court. Any Allowed Claim arising from the rejection of executory contracts or unexpired leases for which a Proof of Claim has been timely filed shall be classified and treated in Class 3 (General Unsecured Claims).

PLEASE TAKE FURTHER NOTICE that all Administrative Expense Requests asserting Administrative Claims arising from February 1, 2021 through and including the Effective Date, excluding (a) Claims for Professional Fees in the Chapter 11 Cases and (b) claims arising in the ordinary course of business, must be filed no later than August 30, 2021 (the “Final Administrative Claims Bar Date”). Unless otherwise ordered by the Bankruptcy Court, Holders of Administrative Claims who are required to file an Administrative Expense Request and who do not file such request by the Final Administrative Claims Bar Date, may not receive or be entitled to receive any payment or distribution of property from the Debtors or their successors or assigns with respect to such Administrative Claim in the Chapter 11 Cases. Notwithstanding the foregoing, no governmental unit shall be required to file a request for payment of any Administrative Claim of a type described in sections 503(b)(1)(B) or 503(b)(1)(C) of the Bankruptcy Code as a condition to such Claim being Allowed.

PLEASE TAKE FURTHER NOTICE that, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, and any and all Holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Persons and Entities that are party, or subject, to the settlements, compromises, releases, and injunctions described in the Plan, each Person and Entity acquiring property under the Plan, and any and all of the Debtors’ counterparties to executory contracts and leases with the Debtors, and the respective heirs, executors, administrators, successors or assigns, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any, with respect to the foregoing.

PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. You may review copies of the Confirmation Order and the Plan by (a) accessing the website of the Debtors’ claims, notice, and voting agent, Bankruptcy Management Solutions, Inc. d/b/a Stretto (“Stretto”), at https://cases.stretto.com/Francescas, where such documents will be posted and can be reviewed free of charge or (b) contacting Stretto by telephone at (855) 256-1545 or by email at TeamFrancescas@stretto.com and requesting copies of such documents, which will then be mailed to you free of charge. You also may obtain copies of any pleadings filed in the Chapter 11 Cases via the Bankruptcy Court’s website at http://www.deb.uscourts.gov/. Note that a PACER (https://ecf.deb.uscourts.gov/) password and login are needed to access documents on the Bankruptcy Court’s website.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

[Remainder of Page Intentionally Left Blank]

Dated:	July 30, 2021
Wilmington, Delaware

/s/ Jason M. Madron
RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Jason M. Madron (No. 4431)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

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O’MELVENY & MYERS LLP
Maria J. DiConza (admitted pro hac vice)
Joseph Zujkowski (admitted pro hac vice)
Diana M. Perez (admitted pro hac vice)
Times Square Tower
Seven Times Square
New York, New York 10036
Telephone: (212) 326-2000
Facsimile: (212) 326-2061

Attorneys for the Debtors
and Debtors in Possession

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